Exhibit 5.1

October 26, 2023

LuxUrban Hotels Inc.

2125 Biscayne Blvd

Suite 253

Miami, Florida 33137

Re:	LuxUrban Hotels Inc. — 13.00% Series A Cumulative Redeemable Preferred Stock.

Ladies and Gentlemen:

We have acted as counsel to LuxUrban Hotels Inc., a Delaware corporation (the “Issuer”), in connection with the offering and sale (the “Offering”) by the Issuer of up to 322,000 shares of 13.00% Series A Cumulative Redeemable Preferred Stock, par value $0.00001 per share (the “Series A Preferred Stock”). The Offering has been registered with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Issuer’s registration statement on Form S-3 (Registration No. 333-274308), filed with the SEC on September 1, 2023. Such registration statement, at the time it was declared effective by the SEC on September 13, 2023, is referred to herein as the “Registration Statement.”

We are furnishing this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The Issuer has conducted the Offering on a firm commitment underwritten basis, pursuant to (a) its prospectus dated September 13, 2023 filed pursuant to Rule 424 under the Securities Act, as supplemented by its prospectus supplement dated October 24, 2023 (the “Prospectus Supplement”) filed with the SEC on October 26, 2023 and (b) the Underwriting Agreement dated October 24, 2023 (the “Underwriting Agreement”) between the Issuer and Alexander Capital, L.P., as underwriter and as representative of the other underwriter named therein (the “Underwriters”). The shares of Series A Preferred Stock that may be sold by the Issuer pursuant to the Underwriting Agreement referred to herein collectively as the “Securities.”

In rendering the opinions set forth herein, we have read and examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the certificate of incorporation and bylaws of the Issuer, in each case, filed as an exhibit to the Registration Statement, as well as the Underwriting Agreement, resolutions adopted by the board of directors of the Issuer, the certificate of designations pertaining to the Series A Preferred Stock, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed, without independent investigation (a) the genuineness of the signatures on all documents that we have examined, (b) the legal capacity of all natural persons, (c) the authenticity of all documents supplied to us as originals, (d) the conformity to the authentic originals of all documents supplied to us as certified, photostatic, facsimile, electronic or otherwise reproduced copies and (e) the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the Issuer and (ii) statements and certifications of public officials and others.

ATLANTA  AUSTIN  BANGKOK  BEIJING  BOSTON  BRUSSELS  CHARLOTTE  DALLAS  DUBAI  HOUSTON

LONDON  LOS ANGELES  MIAMI  NEW YORK  RICHMOND  SAN FRANCISCO  TOKYO  TYSONS  WASHINGTON, DC

LuxUrban Hotels Inc.

October 26, 2023

We have also assumed that (a) all shares of Series A Preferred Stock sold pursuant to the Underwriting Agreement will be issued and sold in the manner described in the Prospectus Supplement and in accordance with the terms of the duly authorized, executed and delivered Underwriting Agreement entered into in the form filed as an exhibit to the Registration Statement, (b) all such shares will be duly registered by the registrar for the Series A Preferred Stock in the stock register maintained by such registrar and (c) certificates representing all such shares will conform to the specimen thereof filed with SEC, and upon sale and delivery of such shares pursuant to the Underwriting Agreement, certificates representing such shares will have been duly executed and delivered by one of the authorized officers of the Issuer’s duly appointed transfer agent and registrar for the Series A Preferred Stock.

Our opinions expressed herein are limited to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws of any other jurisdiction.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when any of the Securities have been issued and delivered against payment therefor by the Underwriters in accordance with the terms of the Underwriting Agreement, such Securities will be validly issued, fully paid and non-assessable.

We consent to the filing by you of this opinion as an exhibit to the Report on Form 8-K filed on the date hereof, and we further consent to the use of our name under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Very truly yours,

/s/ Hunton Andrews Kurth LLP